Exhibit 23.2

RP® FINANCIAL, LC. Advisory | Planning | Valuation

March 10, 2016

Boards of Directors

FSB Community Bankshares, MHC

FSB Community Bankshares, Inc.

FSB Bancorp, Inc.

Fairport Savings Bank

45 South Main Street

Fairport, New York 14450

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion, and any amendments thereto, to be filed with the Federal Reserve Board, and in the Registration Statement on Form S-1 and any amendments thereto, to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of FSB Bancorp, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

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